Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-123671) of Advantest Corporation

(2) Registration Statement (Form S-8 No. 333-108385) of Advantest Corporation

(3) Registration Statement (Form S-8 No. 333-97107) of Advantest Corporation and

(4) Registration Statement (Form S-8 No. 333-97103) of Advantest Corporation,

of our report dated May 17, 2005 (except for Note 24, as to which the date is July 21, 2005) with respect to the consolidated financial statements of Advantest Corporation included in the Annual Report (Form 20-F/A) for the year ended March 31, 2005.

/s/ ERNST & YOUNG SHINNIHON

Tokyo, Japan

September 26, 2005